Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-261405, 333-257878, 333-248576, 333-239799) and Form S-3 (No. 333-257798) of our report dated June 17, 2022, relating to the consolidated financial statements of Transact Europe Holdings Ltd and Subsidiary .

Certified Public Accountants

Lakewood, CO

June 17, 2022